Exhibit F-1


                                  Beggs & Lane
                          Seventh Floor Blount Building
                              3 West Garden Street
                            Pensacola, Florida 32501


                                 April 14, 1998


Securities and Exchange Commission
Washington, D.C.  20549


Re:      Statement on Form U-1 of
         Gulf Power Company
         (herein called the "Company")
         File No. 70-9171

Ladies and Gentlemen:

         We have read the statement on Form U-1, as amended, referred to above, and are furnishing this opinion with respect to the proposed transactions described therein relating to the issuance by the Company of the Senior Notes (as defined therein).

         We are of the opinion that the Company is validly organized and duly existing as a corporation under the laws of the State of Maine and is duly admitted to do business as a foreign corporation in the States of Florida, Georgia and Mississippi and that, upon the adoption of appropriate resolutions by the board of directors of the Company (or a duly authorized committee thereof), upon the issuance of your order or orders in this matter permitting such statement on Form U-1 to become effective with respect to such proposed transactions, upon compliance with the relevant provisions of the Securities Act of 1933 and the Trust Indenture Act of 1939, and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and your order or orders in respect thereof and with the order or orders of the Florida Public Service Commission with respect thereto:

         (a) all State laws applicable to the proposed transactions will have been complied with;

         (b) the Senior Notes will be valid and binding obligations of the Company in accordance with their terms; and

         (c) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

         We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.

                                Very truly yours,

                                /s/Beggs and Lane

                                 BEGGS AND LANE